Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

Aadi Bioscience, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	(2)	(2)	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)	(1)	(2)	(2)	—	—

Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)	—	—

Fees to Be Paid	Other	Warrants	Rule 457(o)	(1)	(2)	(2)	—	—

Fees to Be Paid	Other	Units	Rule 457(o)	(1)	(2)	(2)	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	—	Rule 457(o)	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	Rule 415(a)(6)

Carry Forward Securities	Equity	Preferred Stock, par value $0.0001 per share	Rule 415(a)(6)

Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)

Carry Forward Securities	Other	Warrants	Rule 415(a)(6)

Carry Forward Securities	Other	Units	Rule 415(a)(6)

Carry Forward Securities	Unallocated (Universal) Shelf	—	Rule 415(a)(6)	—	—	$150,000,000(3)	0.0001091	—	S-3	333-255129	April 15, 2021	$16,365

	Total Offering Amounts					$150,000,000		$16,365

	Total Fees Previously Paid							$16,365

	Total Fee Offsets							$0

	Net Fee Due							$0

(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, and shall have an aggregate initial offering price not to exceed $150,000,000. Separate consideration may not be received for registered securities that are issuable upon the exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $150,000,000 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-255129) which was initially filed with the Securities and Exchange Commission on April 8, 2021 and became effective on April 15, 2021 (the “Prior Registration Statement”), and are included in this registration statement. The registrant paid a filing fee of $16,365 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.